EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                     WESTERN INTERNATIONAL PIZZA CORPORATION

         The undersigned, Todd Albiston, President of Western International Pizza Corporation, a Nevada corporation (the "Corporation"), does hereby certify:

                                        I

         Pursuant to the provisions of sections 78.320 and 78.315of the Nevada Revised Statutes, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

         ARTICLE 1. NAME OF THE CORPORATION: The name of the corporation shall remain

Western International Pizza Corporation; and,

         The Board of Directors is authorized to file an amendment to the company's Articles of Incorporation to change the name of the company to a name that conforms with the business or industry that the Board of Directors determines to engage in or conform with the name or names of any properties or businesses acquired by the company.

         ARTICLE 4. AUTHORIZATION OF CAPITAL STOCK:

         Reverse split of the company's common stock on a basis of one for two-thousand reverse split of the outstanding common stock of the company, while retaining the par value of $0.001, with appropriate adjustments in its capital accounts. The reverse split will be effective as of May 6, 2002.

                  Leaving all other provisions of article 4 the same.

                                       II

         The amendments setting forth the reverse split and authority to change to company's name was adopted by unanimous vote of the Board of Directors and stockholders owing in excess of a majority of outstanding voting securities of the corporation by unanimous written consent pursuant to section 78.320 and
73.315 of the Nevada Revised Statutes, as follows:

         The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

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                           CLASS                     NUMBER OF SHARES
                           -----                     ----------------
                           Common                    397,500,000

(a) The number of shares voted for the two thousand to one reverse split was 212,637,814, with 54,500 abstaining and 10,000 opposing.
(b) The number of shares voted for the amendment to change the name of the corporation was 212,673,314, with none opposing and 29,000 abstaining.

         IN WITNESS THEREOF, the undersigned officer of the corporation, certifying that the foregoing is true and correct under penalty of perjury, have set his hand this 29 day of April 2002.


                                     /s/ Todd Albiston
                                    ------------------------
                                    Todd Albiston, President